Exhibit 99.1

CVR Partners Reports Second Quarter 2020 Results

SUGAR LAND, Texas (Aug. 3, 2020) – CVR Partners, LP (“CVR Partners”) (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (“UAN”) solution fertilizer products, today announced a net loss of $42 million, or 37 cents per common unit, inclusive of a $41 million pre-tax charge related to goodwill impairment, on net sales of $105 million for the second quarter 2020, compared to a net income of $19 million, or 17 cents per common unit, on net sales of $138 million for the second quarter 2019. EBITDA was a loss of $2 million for the second quarter of 2020, compared to income of $60 million for the second quarter of 2019.

“A highlight of the second quarter 2020 was the successful spring planting season and record shipments of ammonia by the East Dubuque fertilizer facility in April as favorable weather conditions continued to support strong nitrogen fertilizer application,” said Mark Pytosh, Chief Executive Officer of CVR Partners’ general partner.

“Agriculture markets continue to be impacted by COVID-19, with lower corn and natural gas prices resulting in lower product pricing for 2020 compared to a year ago,” Pytosh said. “Looking ahead, we will continue to focus on maximizing cash flow by maintaining safe and reliable operations while judiciously managing our costs and capital spending.”

Consolidated Operations

For the second quarter of 2020, CVR Partners’ average realized gate prices for UAN showed a reduction over the prior year, down 24 percent to $165 per ton, and ammonia was down 27 percent over the prior year to $332 per ton. Average realized gate prices for UAN and ammonia were $217 per ton and $456 per ton, respectively, for the second quarter 2019.

CVR Partners’ fertilizer facilities produced a combined 216,000 tons of ammonia during the second quarter of 2020, of which 79,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 321,000 tons of UAN. In the second quarter of 2019, the fertilizer facilities produced 211,000 tons of ammonia, of which 71,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 316,000 tons of UAN.

Distributions

CVR Partners will not pay a cash distribution for the second quarter 2020. CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, use of cash, and cash reserves deemed necessary or appropriate by the Board of Directors of its general partner.

In May 2020, the Board of Directors of the Partnership’s general partner, on behalf of the Partnership, authorized a unit repurchase program (the “Unit Repurchase Program”), which enables the Partnership to repurchase up to $10 million of its common units. During the three and six months ended June 30, 2020, the Partnership repurchased 890,218 common units on the open market at a cost of $1 million, inclusive of transaction costs, or an average price of $1.07 per common unit.

Second Quarter 2020 Earnings Conference Call

CVR Partners previously announced that it will host its second quarter 2020 Earnings Conference Call on Tuesday, Aug. 4, at 11 a.m. Eastern. The Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The second quarter 2020 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-

in number is (877) 407-8029. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/mfbszfvs. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13706818.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: impacts of COVID-19 including the duration thereof; distributions including the timing, payment and amount (if any) thereof; operating performance, finished product pricing, costs and capital expenditures including management thereof, cash flow, use of cash and reserves; purchases under the Unit Repurchase Program (if any); demand for nitrogen fertilizer application; planted corn acreage; ammonia utilization rates; weather conditions; corn and feedstock pricing; direct operating expenses; depreciation and amortization; inventories; continued safe and reliable operations; timing of delivery; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) impacts of planting season on our business, general economic and business conditions and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,000 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 1,100 ton-per-day UAN unit.

For further information, please contact:

Investor Relations:
Richard Roberts
CVR Partners, LP
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations:
Brandee Stephens
CVR Partners, LP
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

Effective January 1, 2020, the Partnership no longer presents the non-GAAP performance measure of Adjusted EBITDA, as management no longer relies on this financial measure when evaluating the Partnership’s performance and does not believe it enhances the users understanding of its financial statements in a useful manner.

The following are non-GAAP measures that continue to be presented for the period ended June 30, 2020:

EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Reconciliation of Net Cash Provided By Operating Activities to EBITDA - Net cash provided by operating activities reduced by (i) interest expense, net, (ii) income tax expense (benefit), (iii) change in working capital, and (iv) other non-cash adjustments.

Available Cash for Distribution - EBITDA for the quarter excluding non-cash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the board of directors (the “Board”) of our general partner in its sole discretion, less (i) reserves for maintenance capital expenditures, debt service and other contractual obligations, and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly traded companies in the refining industry, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Refer to the “Non-GAAP Reconciliations” section included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

Factors Affecting Comparability of Our Financial Results

Our historical results of operations for the periods presented may not be comparable with prior periods or to our results of operations in the future for the reason discussed below.

Goodwill Impairment

As of December 31, 2019, the Partnership had a goodwill balance of $41 million associated with our Coffeyville Facility reporting unit for which the estimated fair value had been in excess of carrying value based on our 2018 and 2019 assessments. As a result of lower expectations for market conditions in the fertilizer industry, the market performance of the Partnership’s common units, a qualitative analysis, and additional risks associated with the business, the Partnership concluded a triggering event had occurred that required an interim quantitative impairment assessment of goodwill for this reporting unit as of June 30, 2020. Significant assumptions inherent in the valuation methodologies for goodwill include, but are not limited to, prospective financial information, growth rates, discount rates, inflationary factors, and cost of capital. The results of the impairment test indicated that the carrying amount of the Coffeyville Facility reporting unit exceeded the estimated fair value of the reporting unit, and a full impairment of the asset was required. No such charge was recognized during 2019.

CVR Partners, LP
(all information in this release is unaudited)

Financial and Operational Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per unit data)	2020	2019	2020	2019
Consolidated Statement of Operations Data
Net sales (1)	$105,091	$137,660	$180,172	$229,533
Operating costs and expenses:
Cost of materials and other	21,948	26,000	45,939	49,730
Direct operating expenses (exclusive of depreciation and amortization)	40,008	45,630	75,131	80,450
Depreciation and amortization	23,371	25,030	38,968	41,614
Cost of sales	85,327	96,660	160,038	171,794
Selling, general and administrative expenses	4,451	6,465	9,806	13,311
Loss (gain) on asset disposals	94	(9)	81	445
Goodwill impairment	40,969	—	40,969	—
Operating (loss) income	(25,750)	34,544	(30,722)	43,983
Other (expense) income:
Interest expense, net	(15,890)	(15,599)	(31,673)	(31,249)
Other income, net	38	35	65	55
(Loss) income before income taxes	(41,602)	18,980	(62,330)	12,789
Income tax expense (benefit)	10	12	17	(100)
Net (loss) income	$(41,612)	$18,968	$(62,347)	$12,889

Basic and diluted (loss) earnings per unit data	$(0.37)	$0.17	$(0.55)	$0.11
Distributions declared per unit data	—	0.07	—	0.19

EBITDA*	$(2,341)	$59,609	$8,311	$85,652
Available Cash for Distribution*	—	15,297	(5,918)	23,146

Weighted-average common units outstanding - basic and diluted	113,170	113,283	113,226	113,283

*See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.
(1)        Below are the components of net sales:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Components of net sales:
Fertilizer sales	$95,594	$128,502	$160,287	$210,589
Freight in revenue	6,954	7,139	14,677	15,157
Other	2,543	2,019	5,208	3,787
Total net sales	$105,091	$137,660	$180,172	$229,533

Selected Balance Sheet Data

(in thousands)	June 30, 2020	December 31, 2019
Cash and cash equivalents	$32,557	$36,994
Working capital	54,083	49,429
Total assets	1,043,076	1,137,955
Total debt, including current portion	634,247	632,406
Total liabilities	686,950	718,411
Total partners’ capital	356,126	419,544

Selected Cash Flow Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Net cash flow provided by (used in):
Operating activities	$(20,929)	$(17,243)	$6,778	$34,681
Investing activities	(3,495)	(2,168)	(10,157)	(5,668)
Financing activities	(1,033)	(7,929)	(1,058)	(21,523)
Net (decrease) increase in cash and cash equivalents	$(25,457)	$(27,340)	$(4,437)	$7,490

Capital Expenditures

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Maintenance capital expenditures	$2,220	$1,684	$6,358	$4,502
Growth capital expenditures	288	288	1,742	303
Total capital expenditures	$2,508	$1,972	$8,100	$4,805

Key Operating Data

Ammonia Utilization Rates (1)
	Two Years Ended June 30,
(capacity utilization)	2020	2019
Consolidated	94%	92%
Coffeyville	95%	94%
East Dubuque	94%	90%

(1)Reflects our ammonia utilization rates on a consolidated basis and at each of our facilities. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization on a two-year rolling average to take into account the impact of our current turnaround cycles on any specific period. The two-year rolling average is a more useful presentation of the long-term utilization performance of our plants. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Consolidated sales (thousand tons):
Ammonia	111	110	164	146
UAN	337	340	621	628

Consolidated product pricing at gate (dollars per ton) (1):
Ammonia	$332	$456	$310	$434
UAN	165	217	166	219

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	216	211	417	390
Ammonia (net available for sale) (2)	79	71	157	112
UAN	321	316	638	651

Feedstock:
Petroleum coke used in production (thousand tons)	138	134	263	266
Petroleum coke used in production (dollars per ton)	$31.13	$34.60	$37.59	$36.14
Natural gas used in production (thousands of MMBtu) (3)	2,131	2,070	4,272	3,510
Natural gas used in production (dollars per MMBtu) (3)	$1.94	$2.61	$2.18	$3.11
Natural gas in cost of materials and other (thousands of MMBtu) (3)	3,216	3,185	4,633	4,193
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$2.17	$3.32	$2.36	$3.45

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Ammonia - Southern plains (dollars per ton)	$261	$382	$266	$404
Ammonia - Corn belt (dollars per ton)	346	495	355	496
UAN - Corn belt (dollars per ton)	183	226	176	228

Natural gas NYMEX (dollars per MMBtu)	$1.75	$2.51	$1.81	$2.69

Q3 2020 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the third quarter of 2020. See “Forward-Looking Statements” above.

	Q3 2020
	Low	High
Ammonia utilization rates (1)
Consolidated	95%	100%
Coffeyville	95%	100%
East Dubuque	95%	100%

Direct operating expenses (2) (in millions)	$37	$42

Total capital expenditures (3) (in millions)	$3	$6

(1)Ammonia utilization rates exclude the impact of Turnarounds.
(2)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(3)Capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations

Reconciliation of Net (Loss) Income to EBITDA

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands)	2020		2019	2020	2019
Net (loss) income	$(41,612)	0	$18,968	$(62,347)	$12,889
Add:
Interest expense, net	15,890		15,599	31,673	31,249
Income tax expense (benefit)	10		12	17	(100)
Depreciation and amortization	23,371		25,030	38,968	41,614
EBITDA	$(2,341)		$59,609	$8,311	$85,652

Reconciliation of Net Cash Provided By Operating Activities to EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
Net cash provided by operating activities	$(20,929)	$(17,243)	$6,778	$34,681
Non-cash items:
Goodwill impairment	(40,969)	—	(40,969)	—
Other	(1,426)	(2,005)	(2,211)	(4,326)
Add:
Interest expense, net	15,890	15,599	31,673	31,249
Income tax (benefit)	10	12	17	(100)
Change in assets and liabilities	45,083	63,246	13,023	24,148
EBITDA	$(2,341)	$59,609	$8,311	$85,652

Reconciliation of EBITDA to Available Cash for Distribution

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2020	2019	2020	2019
EBITDA	$(2,341)	$59,609	$8,311	$85,652
Non-cash items:
Goodwill impairment	40,969	—	40,969	—
Current reserves for amounts related to:
Debt service	(14,999)	(14,865)	(29,998)	(29,692)
Maintenance capital expenditures	(2,220)	(1,447)	(6,358)	(4,814)
Common units repurchased	(1,008)	—	(1,008)	—
Other (reserves) releases:
Reserve for future turnaround	(1,500)	(7,000)	(1,500)	(7,000)
Reserve for repayment of current portion of long-term debt	(2,240)	—	(2,240)	—
Reserve for recapture of prior negative available cash	(5,917)	—	(5,917)	—
Cash reserves for future operating needs	(10,744)	(5,000)	(10,744)	(5,000)
Reserve for maintenance capital expenditures	—	(16,000)	—	(16,000)
Release of previously established cash reserves	—	—	2,567	—
Available Cash for distribution (1) (2)	$—	$15,297	$(5,918)	$23,146

Common units outstanding	112,393	113,283	112,393	113,283

(1)Amount represents the cumulative available cash based on quarter-to-date and year-to-date results. However, available cash for distribution is calculated quarterly, with distributions (if any) being paid in the period following declaration.
(2)The Partnership paid no cash distributions for the fourth quarter of 2019 and the first quarter of 2020.